Exhibit 99.1

Citrix Reports Fourth Quarter and Fiscal Year Financial Results

Achieves Annual Revenue Growth of 14%

Fourth Quarter GAAP Diluted Earnings Per Share of $0.33

Fourth Quarter Non-GAAP Diluted Earnings Per Share of $0.48

Announces Restructuring Program to Reduce Annualized Operating Expenses by Approximately $50 Million

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--January 28, 2009--Citrix Systems, Inc. (NASDAQ:CTXS), the global leader in application delivery infrastructure, today reported financial results for the fourth quarter and fiscal year ended December 31, 2008, and announced a restructuring program to reduce its annual operating expenses.

FINANCIAL RESULTS

In the fourth quarter of fiscal 2008, Citrix achieved revenue of $416 million, compared to $400 million in the fourth quarter of fiscal 2007, representing four percent revenue growth. For the fiscal year 2008, Citrix reported annual revenues of $1.58 billion, compared to $1.39 billion in the previous year, a 14 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal 2008 was $60 million, or $0.33 per diluted share, compared to $63 million, or $0.33 per diluted share for the fourth quarter of 2007. Annual net income for 2008 was $178 million, or $0.96 per diluted share, compared to $214 million, or $1.14 per diluted share in fiscal 2007.

Non-GAAP Results

Non-GAAP net income in the fourth quarter of 2008 was $87 million, or $0.48 per diluted share, compared to $95 million, or $0.49 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, the write-off of in-process research and development (IPR&D), and the tax effects related to those items. Non-GAAP net income for the fourth quarter of fiscal 2008 also excludes a non-cash benefit of approximately $6 million related to the adjustment of payroll taxes accrued in connection with the company’s voluntary, independent investigation of its historical stock option granting practices (stock option review) that was concluded in 2007.

Annual non-GAAP net income for 2008 was $304 million, or $1.63 per diluted share, compared to $299 million, or $1.59 per diluted share, in 2007. Non-GAAP net income excludes the effects of the amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, the write-off of IPR&D, and the tax effects related to those items. In addition, non-GAAP net income for 2008 excludes the non-cash benefit related to the adjustment of payroll taxes taken in the fourth quarter of fiscal 2008.

Restructuring Program

Citrix also announced the implementation of a restructuring program and steps to reduce its headcount by approximately 10 percent of the company's global workforce. Citrix also expects to incur cash and non-cash charges related to the consolidation of facilities as part of the restructuring program. Because the details of its facilities consolidation are not yet final, the company is unable at this time to estimate the amount of charges it may incur in connection with its facilities consolidation.

"I’m pleased with our Q4 results and performance for 2008 – especially in the face of an extraordinary worldwide environment," said Mark Templeton, Citrix president and chief executive officer.

"While being fiscally cautious, we are more confident than ever in our vision and business strategy. Citrix products have a long track record of reducing IT costs, while simplifying enterprise computing – exactly what customers need.”

Q4 Financial Summary

In reviewing the fourth quarter results of 2008, compared to the fourth quarter of 2007:

  Product license revenue decreased 9 percent;
  License updates revenue grew 13 percent;
  Online services revenue grew 18 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 13 percent;
  Revenue grew in the America’s region by 3 percent and in the EMEA region by 2 percent, and decreased in the Pacific region by 6 percent;
  Deferred revenue totaled $533 million, compared to $443 million on December 31, 2007, an increase of 21 percent;
  Operating margin was 15 percent for the quarter; and non-GAAP operating margin was 26 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, the write-off of IPR&D, and the non-cash benefit related to the adjustment of payroll taxes discussed under non-GAAP results;
  Cash flow from operations was $166 million, compared to $113 million in the fourth quarter of 2007; and,
  Repurchased shares were 2.2 million shares at an average net price paid of $25.89.

Annual Financial Summary

In reviewing 2008 results compared to 2007 results:

  Product license revenue grew 7 percent;
  License updates revenue grew 15 percent;
  Online services revenue grew 22 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 24 percent;
  Revenue grew in the America’s region by 9 percent, the EMEA region by 17 percent, and the Pacific region by 10 percent;
  Operating margin was 11 percent for fiscal 2008, and non-GAAP operating margin was 23 percent, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, the write-off of IPR&D, and the non-cash benefit related to the adjustment of payroll taxes discussed under non-GAAP results;
  Cash flow from operations was $462 million for fiscal 2008 compared with $422 million last year; and
  During fiscal 2008, the company repurchased 10.9 million shares at an average net price per share of $31.71 or a total value of approximately $346 million.

Financial Outlook

Due to the volatility of market conditions in the foreseeable future, it is more likely that Citrix’s actual results could differ materially from expectations. Consequently, the company is providing less quantitative guidance than in previous quarters.

First Quarter 2009

Citrix management currently expects to achieve the following results during its first fiscal quarter 2009 ending March 31, 2009:

  Net revenue to be down approximately 5 percent as compared to the first quarter of 2008;
  Non-GAAP operating margin to be approximately flat compared to the first quarter of 2008, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and restructuring charges; and,
  The restructuring of the company’s global workforce announced today, which is expected to result in annualized pre-tax savings of approximately $50 million in employee related expenses. Primarily in the first fiscal quarter 2009, Citrix expects to incur a pre-tax charge in the range of $19 million to $23 million related to its global workforce reduction. Because the details of its facilities consolidation are not yet final, the company is unable at this time to estimate the amount of charges it may incur in connection with its facilities consolidation.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Fiscal Year 2009

Citrix management currently expects to achieve the following results for the fiscal year 2009:

  The company expects net revenue to be approximately flat as compared to 2008;
  Non-GAAP operating margin to increase by as much as one percent as compared to non-GAAP operating margin from the prior year, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and restructuring charges.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available through Feb. 28, 2009, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 78528332).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is the global leader and the most trusted name in Application Delivery Infrastructure. More than 215,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100 percent of the Fortune 100 companies and 99 percent of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 8,000 partners in more than 100 countries. Annual revenue in 2008 was $1.6 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix’s president and chief executive officer, statements concerning Citrix’s other cost reduction initiatives, including anticipated charges and annualized cost savings, statements contained in the Financial Outlook for First Fiscal Quarter 2009 and Fiscal Year 2009 sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of a global recession and uncertainty in the IT spending environment; the success and growth of the company’s product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels; potential disruption to Citrix and its business from its restructuring program; the company’s product concentration and its ability to develop and commercialize new products and services while maintaining growth in its core products; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, OEM’s and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of the company’s products; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s and Microsoft’s ability to develop and market application delivery and virtualization products; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies, and any disruptions due to changes in key personnel; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from Citrix’s restructuring program and other cost reduction initiatives; impairment of the value of the company’s investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation; changes in the company’s pricing policies or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for our Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix® is a registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenues:
Product licenses	$162,260	$178,030	$620,215	$577,144
License updates	146,876	129,663	559,340	484,669
Online services	69,444	58,979	260,065	213,744
Technical services	37,117	32,887	143,734	116,385
Total net revenues	415,697	399,559	1,583,354	1,391,942

Cost of net revenues:
Cost of product license revenues	13,324	12,416	47,801	42,984
Cost of services revenues	20,721	18,064	79,303	65,027
Amortization of product related intangible assets	12,511	9,843	48,028	29,596
Total cost of net revenues	46,556	40,323	175,132	137,607

Gross margin	369,141	359,236	1,408,222	1,254,335

Operating expenses:
Research and development	70,114	61,460	288,109	205,103
Sales, marketing and support	164,808	173,353	669,569	590,409
General and administrative	64,109	60,716	256,679	229,229
Amortization of other intangible assets	5,849	5,649	22,724	17,387
In-process research and development	1,140	8,600	1,140	9,800
Total operating expenses	306,020	309,778	1,238,221	1,051,928

Income from operations	63,121	49,458	170,001	202,407

Other income, net	8,948	11,194	26,922	48,501
Income before income taxes	72,069	60,652	196,923	250,908

Income taxes	11,969	(2,113)	18,647	36,425
Net income	$60,100	$62,765	$178,276	$214,483

Earnings per common share – diluted	$0.33	$0.33	$0.96	$1.14
Weighted average shares outstanding – diluted	183,086	192,897	186,682	187,380

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	December 31, 2008	December 31, 2007
ASSETS:
Cash and cash equivalents	$326,121	$223,749
Short-term investments	249,175	356,085
Accounts receivable, net	231,296	225,861
Other current assets, net	133,548	128,650
Total current assets	940,140	934,345

Restricted cash equivalents and investments	883	63,735
Long-term investments	275,585	218,676
Property and equipment, net	254,334	134,907
Goodwill and other intangible assets, net	1,174,726	1,164,831
Other long-term assets	48,638	18,199
Total assets	$2,694,306	$2,534,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$242,222	$246,969
Current portion of deferred revenues	488,695	407,305
Total current liabilities	730,917	654,274

Long-term portion of deferred revenues	44,780	35,381
Other liabilities	744	6,713

Stockholders' equity	1,917,865	1,838,325
Total liabilities and stockholders’ equity	$2,694,306	$2,534,693

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Year Ended December 31, 2008
OPERATING ACTIVITIES
Net Income	$178,276
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	123,706
Stock-based compensation expense	124,615
Deferred income tax benefit	(6,843)
In-process research and development	1,140
Provision for accounts receivable allowances	3,716
Other non-cash items	501

Total adjustments to reconcile net income to net cash provided by operating activities	246,835
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(10,975)
Prepaid expenses and other current assets	344
Other assets	(4,532)
Deferred tax assets, net	(4,597)
Accounts payable and accrued expenses	(28,573)
Deferred revenues	90,789
Other liabilities	(5,460)
Total changes in operating assets and liabilities, net of the effects of acquisitions	36,996
Net cash provided by operating activities	462,107

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	90,865
Purchases of property and equipment	(181,046)
Cash paid for acquisitions, net of cash acquired	(28,023)
Cash paid for licensing agreement	(40,418)
Net cash used in investing activities	(158,622)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	44,372
Excess tax benefit from exercise of stock options	5,559
Structured stock repurchases, net	(256,458)
Payments on debt	(407)
Net cash used in financing activities	(206,934)
Effect of exchange rate changes on cash and cash equivalents	5,821
Change in cash and cash equivalents	102,372
Cash and cash equivalents at beginning of year	223,749
Cash and cash equivalents at end of year	$326,121

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, the write-off of in-process research and development, stock-based compensation expenses, the non-cash benefit related to the adjustment of payroll taxes accrued in connection with the company’s voluntary, independent investigation of historical stock option granting practices that was concluded in 2007 and the related tax effect of those items. The company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company's performance and to evaluate and compensate the company's executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the company's historical and prospective financial performance. In addition, the company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the company's gross margins, operating expenses and net income and comparing the company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company's operating performance due to the following factors:

  The company does not acquire businesses on a predictable cycle. The company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  The non-cash benefit related to payroll taxes originally arose out of the company’s voluntary, independent investigation of its historical stock option granting practices but is a benefit in the current period, the exclusion of which will better help investors and financial analysts understand the company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the company's liquidity. Furthermore, the company in the future may exclude amortization and in-process research and development primarily related to new business combinations and the related tax effects from financial measures that it releases, and the company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release and related conference call, slide presentation or webcast reconciled to the most directly comparable GAAP financial measures.

Three Months Ended December 31, 2008
GAAP operating margin	15.2%
Add: stock-based compensation	8.1%
Add: amortization of product related intangible assets	3.0%
Add: amortization of other intangible assets	1.4%
Add: in-process research and development	0.3%
Less: payroll tax benefit related to stock option review	(1.6)%
Non-GAAP operating margin	26.4%
	Three Months Ended December 31,
	2008	2007
GAAP net income	$60,100	$62,765
Add: stock-based compensation	33,705	24,866
Add: amortization of product related intangible assets	12,511	9,843
Add: amortization of other intangible assets	5,849	5,649
Add: in-process research and development	1,140	8,600
Less: payroll tax benefit related to stock option review	(6,428)	―
Less: tax effects related to above items	(19,619)	(17,105)
Non-GAAP net income	$87,258	$94,618

GAAP earnings per share – diluted	$0.33	$0.33
Add: stock-based compensation	0.18	0.13
Add: amortization of core and product technology	0.07	0.05
Add: amortization of other intangible assets	0.03	0.03
Add: in-process research and development	0.01	0.04
Less: payroll tax benefit related to stock option review	(0.04)	―
Less: tax effects related to above items	(0.10)	(0.09)
Non-GAAP earnings per share – diluted	$0.48	$0.49

Twelve Months Ended December 31, 2008
GAAP operating margin	10.7%
Add: stock-based compensation	7.9%
Add: amortization of product related intangible assets	3.0%
Add: amortization of other intangible assets	1.4%
Add: in-process research and development	0.1%
Less: payroll tax benefit related to stock option review	(0.4)%
Non-GAAP operating margin	22.7%

	Twelve Months Ended December 31,
	2008	2007
GAAP net income	$178,276	$214,483
Add: stock-based compensation	124,615	65,491
Add: amortization of core and product technology	48,028	29,596
Add: amortization of other intangible assets	22,724	17,387
Add: in-process research and development	1,140	9,800
Less: payroll tax benefit related to stock option review	(6,428)	―
Less: tax effects related to above items	(64,543)	(38,062)
Non-GAAP net income	$303,812	$298,695

GAAP earnings per share – diluted	$0.96	$1.14
Add: stock-based compensation	0.67	0.35
Add: amortization of core and product technology	0.26	0.16
Add: amortization of other intangible assets	0.12	0.09
Add: in-process research and development	0.01	0.05
Less: payroll tax benefit related to stock option review	(0.03)	―
Less: tax effects related to above items	(0. 36)	(0.20)
Non-GAAP earnings per share – diluted	$1.63	$1.59

CONTACT:
For Citrix Systems, Inc., Fort Lauderdale
For media inquiries, contact:
Citrix Systems, Inc.
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
A&R Edelman
Eric Jones, 212-819-4862
eric.jones@ar-edelman.com
or
For investor inquiries, contact:
Citrix Systems, Inc.
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com